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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WEEKLY READER CORPORATION

                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                  FIRST: The name of the Corporation is Weekly Reader
Corporation.

                  SECOND: The registered office and registered agent of the corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock par value $.01 each.

                  FIFTH: The name and address of the incorporator is Beverly C. Chell, 717 Fifth Avenue, New York City, New York 10022.

                  SIXTH: The Board of Directors of the Corporation acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

                  SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of


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the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on November 28, 1990.

                                               -----------------------
                                                   Beverly C. Chell


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                                                                               3

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                            WEEKLY READER CORPORATION

                                   * * * * * *

               Pursuant to Section 253 of the General Corporation
                          Law of the State of Delaware

                  WEEKLY READER CORPORATION, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board duly adopted resolutions, authorizing the merger of Weekly Reader Book Corp. ("Book") and Weekly Reader Real Estate Corporation ("WRRE"), each a Delaware corporation, into the Corporation, declaring said mergers to be advisable. The resolution authorizing the mergers is as follows:

                  "WHEREAS, the Corporation now owns all the stock of each of Weekly Reader Book Corp. ("Book") and Weekly Reader Real Estate Corporation ("WRRE"), each a stock corporation organized under the laws of the State of Delaware and engaged in business similar and incidental to that of the Corporation; and

                  WHEREAS, it is deemed advisable that this Corporation merge with Book and WRRE in order that all the estate, property, rights, privileges, and franchises of Book and WRRE shall vest in and be possessed by this Corporation;

                  NOW, THEREFORE, BE IT:


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                                                                               4

                  RESOLVED, that Book and WRRE be merged into the Corporation, and that the Corporation assume all of their obligations."

                  SECOND: That the above resolution was duly adopted by the Board of Directors of the Corporation on May 13, 1992.

                  THIRD: That the Corporation, as of the date hereof, is the holder of all of the outstanding shares of each class of the stock of each of Book and WRRE.

                  IN WITNESS WHEREOF, said WEEKLY READER CORPORATION has caused this certificate to be signed by Curtis A. Thompson, a Vice President, and attested by D. Roger Glenn, an Assistant Secretary, this 13th day of May, 1992.

                                                     WEEKLY READER CORPORATION

                                                     By:
                                                        -----------------------
                                                         Curtis A. Thompson
                                                         Vice President

ATTEST:

By:
   ---------------------
    D. Roger Glenn
    Assistant Secretary


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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WEEKLY READER CORPORATION

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is the Weekly Reader Corporation.

         2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FOURTH and submitting in lieu thereof a new Article FOURTH which shall read in full as follows:

                  FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 20,000,000 shares of Common Stock, par value $.01 each.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned does hereby execute and subscribe this Certificate of Amendment this 5th day of October, 1999.

                                                     WEEKLY READER CORPORATION

                                                     By:
                                                        -----------------------
                                                        Name: Beverly C. Chell
                                                        Title: Vice Chairman

ATTEST:

---------------------------
Name: Ann M. Riposanu
Title: Assistant Secretary